Exhibit 99.1

Datadog Announces Fourth Quarter and Full Year 2019 Results

February 13, 2020

Fourth quarter revenue grew 85% year-over-year to $114 million

Strong growth of larger customers, with 858 $100k+ ARR customers versus 453 a year-ago

Announced Security Monitoring to break the silos between security, dev, and ops

Launched Network Performance Monitoring and Real User Monitoring

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and analytics platform for developers, IT operations teams and business users in the cloud age, today announced financial results for its fourth quarter ended December 31, 2019.

“We are very pleased with our fourth quarter performance, which was highlighted by 85% year-over-year revenue growth, and very strong platform adoption,” said Olivier Pomel, co-founder and CEO of Datadog. “The quarter closes an excellent year, in which we generated 83% revenue growth and approximately breakeven free cash flow. We are delivering very strong growth at scale, and have demonstrated robust operating efficiencies.”

Pomel added, “Datadog has established itself as the leading monitoring and analytics platform. We accelerated our pace of innovation throughout 2019, including the fourth quarter announcement of Security Monitoring to break down the silos between developers, operations, and security teams. We are proud of what we have accomplished this year and remain committed to delivering continued innovation to solve our customer pain points.”

Fourth Quarter 2019 Financial Highlights:

•	Revenue was $113.6 million, an increase of 85% year-over-year.
•	GAAP operating loss was $(2.3) million; GAAP operating margin was (2.0)%.
•	Non-GAAP operating income was $7.0 million; non-GAAP operating margin was 6.1%.

•	GAAP net income per diluted share was $0.00; non-GAAP net income per diluted share was $0.03.
•	Operating cash flow was $17.4 million, with free cash flow of $10.9 million.
•	Cash, cash equivalents, restricted cash, and marketable securities were $777.9 million as of December 31, 2019.

Full Year 2019 Financial Highlights:

•	Revenue was $362.8 million, an increase of 83% year-over-year.
•	GAAP operating loss was $(20.1) million; GAAP operating margin was (5.6)%.
•	Non-GAAP operating loss was $(5.4) million; non-GAAP operating margin was (1.5)%.
•	GAAP net loss per diluted share was $(0.12); non-GAAP net loss per diluted share was $(0.01).
•	Operating cash flow was $24.2 million, with free cash flow of $0.8 million.

Fourth Quarter & Recent Business Highlights:

•

As of December 31, 2019, we had 858 customers with ARR of $100,000 or more, an increase of 89% from 453 as of December 31, 2018. As of December 31, 2019, we had 50 customers with ARR of $1 million or more, an increase of 72% from 29 as of December 31, 2018.

•

Announced Security Monitoring, currently available in beta, to break down the silos between security, dev, and ops. Our vision is to offer security teams the same visibility into their infrastructure, network, and applications that developers and operations teams have, as well as to offer developers and operations the ability to surface possible threats. Our solution is designed to help our customers better operationalize IT security, as the security and performance of applications can no longer be the responsibility of separate and isolated teams.

•

Announced the general availability of Network Performance Monitoring (NPM). An extension of our leading infrastructure monitoring, NPM enables visibility into network flows in granular detail across public cloud, private cloud, and on-premise environments, to provide immediate insight into performance and dependencies. Our Simple Network Management Protocol (SNMP) integration, a component of NPM, is available in beta and extends visibility to physical network devices.

•

Announced the general availability of Real User Monitoring (RUM). An extension of our user experience monitoring suite, RUM provides real-time visibility into the experience of individual users, in order to quickly spot and correct otherwise costly website performance issues. All new products are available in the same tightly integrated platform, offering the benefits of metrics, traces, and logs in one place with cross-correlations between them.

•

Launched the Datadog Partner Network, a new program expanding Datadog’s support for channel partners. This program is available for Managed Service Providers, System Integrators, Resellers and Referral Partners, as well as Technology Partners who build custom solutions on the Datadog platform, to provide them with resources such as go-to-market collateral, self-service training, and opportunity registration.

•

Continued product innovations, including enhanced APM functionality, deeper visibility into containers and serverless environments, and enhanced machine learning capabilities. Announcements included but were not limited to, the introduction of always-on Profiling for APM, a new integration with SAP HANA, support for Amazon EKS on AWS Fargate, integration with Azure DevOps, support for AWS CloudFormation Registry and CLI, the introduction of Metrics Correlations, and updated AWS Lambda integration to include Provisioned Concurrency, enhanced metrics, and distributed tracing.

First Quarter and Full Year 2020 Outlook:

Based on information as of today, February 13, 2020, Datadog is providing the following guidance for the first quarter and full year 2020:

•	First Quarter 2020 Outlook:
o	Revenue between $117 million and $119 million.
o	Non-GAAP operating loss between $(7.0) million and $(5.0) million.
o	Non-GAAP net loss per share between $(0.02) and $(0.01), assuming approximately 296 million weighted average shares outstanding.
•	Full Year 2020 Outlook:
o	Revenue between $535 million and $545 million.
o	Non-GAAP operating loss between $(30.0) million and $(20.0) million.
o	Non-GAAP net loss per share between $(0.07) and $(0.03), assuming approximately 302 million weighted average shares outstanding.

Datadog has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.

Conference Call Details:

•	What: Datadog financial results for the fourth quarter of 2019 and outlook for the first quarter and the full year of 2020
•	When: February 13, 2020 at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time)
•

Dial in: To access the call in the U.S., please dial (844) 873-9663, and for international callers, please dial (602) 563-8494. Callers may provide confirmation number 4064778 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: https://investors.datadoghq.com (live and replay)
•

Replay: Following the completion of the call through 11:59 PM Eastern Time on February 20, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 4064778.

About Datadog

Datadog is the monitoring and analytics platform for developers, IT operations teams and business users in the cloud age. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations and business teams, accelerate time to market for applications, reduce time to problem resolution, understand user behavior and track key business metrics.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s future financial performance, including our outlook for the first quarter and for the full year of 2020. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully manage our growth and (12) general market, political, economic, and business conditions.  These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 13, 2019. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings and reports that we may file from time to time with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures

Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Datadog defines non-GAAP gross profit, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of purchased intangibles and (3) non-cash benefit related to a one-time tax adjustment. Datadog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:

Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of purchased intangibles and transaction costs related to acquisition. Datadog views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, Datadog views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Non-cash benefit related to one-time tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2015. In 2019, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.

Assumed preferred stock conversion. As a result of Datadog’s initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted net income per share for the year ended December 31, 2019 has been calculated assuming the conversion of all outstanding shares of preferred stock into shares of Class B common stock.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.

We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR is defined as the revenue run-rate of subscription agreements from all customers for the last month of the period, including committed amounts and any additional usage. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
Revenue	$113,644	$61,610	$362,780	$198,077
Cost of revenue (1)(2)	25,724	15,839	88,949	46,529
Gross profit	87,920	45,771	273,831	151,548
Operating expenses:
Research and development (1)	35,894	17,720	111,425	55,176
Sales and marketing (1)	41,596	29,102	146,657	88,849
General and administrative (1)	12,696	5,623	35,889	18,556
Total operating expenses	90,186	52,445	293,971	162,581
Operating loss	(2,266)	(6,674)	(20,140)	(11,033)
Other income, net	3,518	181	4,164	793
Income (loss) before provision for income taxes	1,252	(6,493)	(15,976)	(10,240)
Provision for income taxes	(361)	(94)	(734)	(522)
Net income (loss)	$891	$(6,587)	$(16,710)	$(10,762)
Net income (loss) per share - basic	$0.00	$(0.09)	$(0.12)	$(0.15)
Net income (loss) per share - diluted	$0.00	$(0.09)	$(0.12)	$(0.15)
Weighted average shares used in calculating net income (loss) per share:
Basic	294,515	74,640	139,873	70,951
Diluted	327,333	74,640	139,873	70,951

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$210	$105	$582	$287
Research and development	4,263	710	7,972	1,641
Sales and marketing	2,262	669	5,538	1,910
General and administrative	2,283	709	4,942	1,406
Total	$9,018	$2,193	$19,034	$5,244

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$221	$179	$752	$511
Total	$221	$179	$752	$511

Condensed Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$597,297	$53,639
Marketable securities	176,674	—
Accounts receivable, net of allowance for doubtful accounts of $817 and $477 as of December 31, 2019 and December 31, 2018, respectively	102,394	55,822
Deferred contract costs, current	8,346	3,717
Prepaid expenses and other current assets	19,231	8,773
Total current assets	903,942	121,951
Property and equipment, net	32,749	21,649
Operating lease assets	53,002	—
Goodwill	9,058	7,626
Intangible assets, net	1,435	1,288
Deferred contract costs, non-current	17,409	7,292
Restricted cash	3,456	11,341
Other assets	16,990	8,603
TOTAL ASSETS	$1,038,041	$179,750

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$15,429	$12,638
Accrued expenses and other current liabilities	38,746	30,290
Operating lease liabilities, current	11,916	—
Deferred revenue, current	134,148	69,306
Total current liabilities	200,239	112,234
Operating lease liabilities, non-current	48,510	—
Deferred revenue, non-current	4,340	1,393
Other liabilities	2,611	1,359
Total liabilities	255,700	114,986

CONVERTIBLE PREFERRED STOCK	—	140,805

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock	3	—
Additional paid-in capital	905,821	30,834
Accumulated other comprehensive income	133	31
Accumulated deficit	(123,616)	(106,906)
Total stockholders’ equity (deficit)	782,341	(76,041)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,038,041	$179,750

Condensed Consolidated Statements of Cash Flow

(In thousands; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$891	$(6,587)	$(16,710)	$(10,762)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,594	1,787	12,370	6,026
Amortization of discounts or premiums on marketable securities	12	—	12	—
Amortization of deferred contract costs	1,712	865	5,400	2,671
Stock-based compensation, net of amounts capitalized	9,018	2,193	19,034	5,244
Non-cash lease expense	3,360	—	11,763	—
Provision for accounts receivable allowance	360	192	1,195	477
Loss on disposal of property and equipment	266	10	708	9
Changes in operating assets and liabilities:
Accounts receivable, net	(15,286)	(16,745)	(47,510)	(25,322)
Deferred contract costs	(9,252)	(2,880)	(20,146)	(8,925)
Prepaid expenses and other current assets	(570)	(585)	(10,046)	(1,331)
Other assets	(6)	(2,016)	(8,486)	(6,955)
Accounts payable	(1,729)	2,427	2,484	7,241
Accrued expenses and other liabilities	8,366	4,537	6,376	10,857
Deferred revenue	16,694	12,247	67,790	31,599
Net cash provided by (used in) operating activities	17,430	(4,555)	24,234	10,829
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(176,639)	—	(176,639)	—
Purchases of property and equipment	(3,502)	(1,457)	(13,315)	(9,662)
Capitalized software development costs	(3,070)	(1,636)	(10,128)	(6,176)
Cash paid for acquisition of businesses; net of cash acquired	(2,138)	—	(2,138)	(1,618)
Net cash used in investing activities	(185,349)	(3,093)	(202,220)	(17,456)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	593	949	7,899	7,782
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	(2,342)	—	706,317	—
Net cash (used in) provided by financing activities	(1,749)	949	714,216	7,782

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(70)	34	(21)	47

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(169,738)	(6,665)	536,209	1,202
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	770,927	71,645	64,980	63,778
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$601,189	$64,980	$601,189	$64,980

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$597,297	$53,639	$597,297	$53,639
Restricted cash – Including amounts in prepaid expense and other current assets and other assets	3,892	11,341	3,892	11,341
Total cash, cash equivalents and restricted cash	$601,189	$64,980	$601,189	$64,980

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
Reconciliation of gross profit and gross margin
GAAP gross profit	$87,920	$45,771	$273,831	$151,548
Plus: Stock-based compensation expense	210	105	582	287
Plus: Amortization of acquired intangibles	221	179	752	511
Non-GAAP gross profit	$88,351	$46,055	$275,165	$152,346
GAAP gross margin	77%	74%	75%	77%
Non-GAAP gross margin	78%	75%	76%	77%

Reconciliation of operating expenses
GAAP research and development	$35,894	$17,720	$111,425	$55,176
Less: Stock-based compensation expense	4,263	710	7,972	1,641
Less: Non-cash benefit related to a one-time tax adjustment	—	—	(2,344)	—
Non-GAAP research and development	$31,631	$17,010	$105,797	$53,535

GAAP sales and marketing	$41,596	$29,102	$146,657	$88,849
Less: Stock-based compensation expense	2,262	669	5,538	1,910
Less: Non-cash benefit related to a one-time tax adjustment	—	—	(397)	—
Non-GAAP sales and marketing	$39,334	$28,433	$141,516	$86,939

GAAP general and administrative	$12,696	$5,623	$35,889	$18,556
Less: Stock-based compensation expense	2,283	709	4,942	1,406
Less: Non-cash benefit related to a one-time tax adjustment	—	—	(2,266)	—
Non-GAAP general and administrative	$10,413	$4,914	$33,213	$17,150

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(2,266)	$(6,674)	$(20,140)	$(11,033)
Plus: Stock-based compensation expense	9,018	2,193	19,034	5,244
Plus: Amortization of acquired intangibles	221	179	752	511
Plus: Non-cash benefit related to a one-time tax adjustment	—	—	(5,007)	—
Non-GAAP operating income (loss)	$6,973	$(4,302)	$(5,361)	$(5,278)
GAAP operating margin	(2.0%)	(10.8%)	(5.6%)	(5.6%)
Non-GAAP operating margin	6.1%	(7.0%)	(1.5%)	(2.7%)

Reconciliation of net income (loss)
GAAP net income (loss)	$891	$(6,587)	$(16,710)	$(10,762)
Plus: Stock-based compensation expense	9,018	2,193	19,034	5,244
Plus: Amortization of acquired intangibles	221	179	752	511
Plus: Non-cash benefit related to a one-time tax adjustment	—	—	(5,007)	—
Non-GAAP net income (loss)	$10,130	$(4,215)	$(1,931)	$(5,007)
Net income (loss) per share - basic	$0.03	$(0.06)	$(0.01)	$(0.07)
Net income (loss) per share - diluted	$0.03	$(0.06)	$(0.01)	$(0.07)
Shares used in non-GAAP per share calculations:
Basic	294,515	74,640	139,873	70,951
Diluted	327,333	74,640	139,873	70,951

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$17,430	$(4,555)	$24,234	$10,829
Less: Purchases of property and equipment	(3,502)	(1,457)	(13,315)	(9,662)
Less: Capitalized software development costs	(3,070)	(1,636)	(10,128)	(6,176)
Free cash flow	$10,858	$(7,648)	$791	$(5,009)

Contact Information

AJ Ljubich, CFA

Datadog Investor Relations

(866) 329-4466

IR@datadog.com

Martin Bergman

Datadog Communications

(866) 329-4466

Press@datadog.com

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